EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of August 21, 2007 between Galt Medical Corp., a Texas corporation (the "Company") and Michael Lang (the
"Employee").

INTRODUCTION

The Company and the Employee desire to enter into an employment agreement embodying the terms and conditions of the Employee's employment.

NOW, THEREFORE, the parties agree as follows:

1.           Definitions

(a)           "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company. For these purposes, "control" shall mean the direct or indirect ownership of equity securities of the applicable entity possessing the right to more than fifty percent (50%) of the combined ordinary voting power of the outstanding voting equity securities of such entity.

(b)           "Applicable Period" means the period of the Employee's employment hereunder and for one (1) year after termination of employment.

(c)           "Area" means the United States.

(d)           "Board of Directors" means the Board of Directors of Theragenics Corporation.

(e)           "Business of the Company" means any business that involves the manufacture, production, sale, marketing, promotion, exploitation, development and distribution of wound closure medical devices (including but not limited to sutures, cassettes, and glues), cardiac pacing cables, brachytherapy needles, brachytherapy seed spacers, brachytherapy sleeves, palladium-l03, temporary or permanently implantable devices for use in the treatment of cancer, restenosis or macular degeneration, the manufacture, sale, and distribution of vascular access devices, or other medical products manufactured or sold by the Company or any of its Affiliates, but only to the extent that such devices and products are the same as or similar to a product manufactured, produced, sold, marketed, promoted, exploited, developed or distributed by the Company or any of its Affiliates at any time during the period of the Employee's employment under this Agreement, or is in an active state of development by the Company or any of its Affiliates as evidenced by establishment of a design history file at any time during the period of the Employee's employment under this Agreement.

(f)           "Cause" means the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from the Employee's incapacity during physical or mental illness) by the Employee to substantially perform the Employee's duties with the Company or an Affiliate; (ii) conduct by the Employee that amounts to willful misconduct or gross negligence; (iii) any act by the Employee of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate; (iv) commission by the Employee of a felony or any other crime involving dishonesty; (v) illegal use by the Employee of alcohol or drugs; or (vi) a material breach of the Agreement by the Employee.

(g)           "Change in Control" means

(1)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d3 promulgated under the Exchange Act) of voting securities of Theragenics Corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of Theragenics Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Theragenics Corporation, (ii) any acquisition by Theragenics Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Theragenics Corporation or any corporation controlled by Theragenics Corporation or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Theragenics Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Voting Securities; or

(2)           individuals who as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Theragenics Corporation, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(3)           the approval by the shareholders of Theragenics Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Theragenics Corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Theragenics Corporation or all or substantially all of Theragenics Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of Theragenics Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)           approval by the shareholders of Theragenics Corporation of a complete liquidation or dissolution of Theragenics Corporation.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Employee participates in a capacity other than in the Employee's capacity as an employee.

(h)           "Company Invention" means any Invention which is conceived by the Employee alone or in a joint effort with others during the period of the Employee's employment hereunder or prior thereto while an employee of or consultant to the Company or an Affiliate which (i) may be reasonably expected to be used in a product of the Company or an Affiliate, or a product similar to a product of the Company or an Affiliate, (ii) results from work that the Employee has been assigned as part of the Employee's duties as an employee of or consultant to the Company or an Affiliate, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Employee is involved in the performance of the Employee's duties as an employee of the Company or an Affiliate, or (iv) is useful, or which the Employee reasonably expects may be useful, in any manufacturing or product design process of the Company or an Affiliate.

i)           "Competing Business" means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Company (or any aspect thereof) within the Area.

(j)           "Confidential Information" means data and information relating to the business of the Company or an Affiliate which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

(k)           "Disability" means the inability of the Employee to perform any of the Employee's duties hereunder due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Company), for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

(l)           "Good Reason" means the occurrence of any of the following events which is not corrected by the Company within thirty (30) days after the Employee's written notice to the Company of the same: (i) the nature of the Employee's duties or the scope of the Employee's responsibilities are materially modified, without the Employee's consent, to duties or responsibilities that are consistent with a lower level position in the Company, (ii) the Employee is required to report, without the Employee's consent, to a supervisor in a different and lower level position than is set forth in Section 2(a) in the Company, (iii) the Company changes the location of the Employee's place of employment, without the Employee's consent, to more than fifty (50) miles from its present location, (iv) a material breach of this Agreement by the Company; provided that with respect to any of the foregoing events, the Employee gives the Company notice of the event within thirty (30) days of the date of the event and provided the Employee resigns effective upon not less than fourteen (14) days, and not more than thirty (30) days notice to the Company after the expiration of the Company's thirty (30) day cure period.

(m)           "Invention" means any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which the Employee has a reasonable basis to believe may be new.

(n)           "Termination Date" means the date which corresponds to the first to occur of (i) the death or Disability of the Employee, (ii) the last day of the Term as provided in Section 4(a) below or (iii) the date set forth in a notice given pursuant to Section 4(b) below.

(o)           "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(p)           "Work" means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

2.           Terms and Conditions of Employment.

(a)           Employment. The Company hereby employs the Employee as its President of Galt Medical Corp. and the Employee accepts such employment with the Company in such capacity and agrees to serve as President of Galt Medical Corp. as long as the Employee is appointed to such position, subject to the terms and conditions hereof. The Employee shall report to the Chairman and the Board of Directors of the Company and shall have such authority and responsibilities not inconsistent with the Employee's position as shall reasonably be assigned to the Employee from time to time.

(b)           Exclusivity. Throughout the Employee's employment hereunder, the Employee shall devote substantially all the Employee's time, energy and skill during regular business hours to the performance of the duties of the Employee's employment (vacations and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company.

3.           Compensation.

(a)           Base Salary. In consideration for the Employee's services hereunder, the Company shall pay to the Employee an annual base salary in the amount of $205,000. The Employee's annual base salary shall be reviewed at least annually by the Compensation Committee of the Board of Directors of Theragenics Corporation (the “Compensation Committee”) and the Board of Directors of Theragenics Corporation or the Compensation Committee may approve an increase in the Employee's annual base salary from time to time. The Company shall pay annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company, from time to time in effect, require.

(b)           Short-Term Incentive Plan. Beginning as of January 1, 2008 but as determined in February, 2008 by the Compensation Committee, the Employee shall be entitled to participate in short-term incentive plans or programs applicable generally to similarly situated management employees of the Company, subject to the terms of the plan or program and the conditions established by the Compensation Committee or the Board of Directors of Theragenics Corporation, and subject to the Company's or Theragenics Corporation's right to amend or terminate the plan or program at any time.

(c)           Stock Based Compensation. Stock options or other stock-based compensation will be awarded to the Employee at the discretion of the Compensation Committee or the Board of Directors of Theragenics Corporation, and pursuant to the stock incentive plan, of the Company or Theragenics Corporation.

(d)           Vacation. The Employee shall be entitled to vacation in accordance with Company policy, but in no event will the Employee be entitled to more than four (4) weeks of vacation per year. Vacation shall be taken at times mutually convenient to the Company and the Employee.

(e)           Memberships. The Company will reimburse the Employee for one professional membership which has a business related purpose and is approved by the Company.

(f)           Licenses. The Company will reimburse the Employee for the costs associated with keeping in full force the professional licenses the Employee possessed prior to the date of this Agreement, provided that the licenses have a business-related purpose. This benefit shall include reimbursement for costs associated with up to two (2) trips per year to attend professional meetings necessary for maintaining the licenses and credentials.

(g)           Financial, Tax and Estate Planning. The Company will reimburse the Employee for the cost of personal financial, tax, and estate planning and services in an amount not to exceed $1,000 per year.

(h)           Annual Physical. The Company will pay the expenses associated with an annual physical examination for the Employee for each year during the Term.

(i)           Life Insurance. During the term of this Agreement, the Company will provide the Employee with term life insurance coverage in accordance with its group term life insurance program. Subject to the availability of supplemental coverage under the terms of the Company's program, the Company will reimburse the Employee for the Employee's cost of premiums under its group term life insurance program for additional optional coverage up to the lesser of an additional $200,000 death benefit or an aggregate death benefit up to $450,000.

(j)           Expenses. The Employee shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Employee in connection with the performance of the Employee's duties of employment hereunder; provided, however, the Employee shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

(k)           Benefits. In addition to the benefits payable to the Employee specifically described herein, the Employee shall be entitled to such benefits as generally may be made available to all similarly situated management employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

4.           Term. Termination and Termination Payments.

(a)           Term.   The term of this Agreement (the "Term") shall commence as of the date of this Agreement  (the "Commencement Date") and shall expire on the second (2nd) anniversary of the Commencement Date, with automatic extensions for successive additional one-year terms, as provided herein. Ninety (90) days before the second (2nd) anniversary of the Commencement Date and ninety (90) days before each subsequent anniversary of the Commencement Date, the Agreement is extended for an additional one year period unless either party gives prior notice of termination. In the event prior notice of termination is given, this Agreement shall terminate at the end of the remaining Term then in effect.

(b)           Termination.   The Employee's employment by the Company hereunder may only be terminated before expiration of the Term (i) by mutual agreement of the Employee and the Company; (ii) by the Employee with Good Reason; (iii) by the Employee without Good Reason upon not less than thirty (30) days written prior notice to the Company; (iv) by the Company without Cause; (v) by the Company for Cause; or (vi) by the Company or the Employee due to the Disability of the Employee. This Agreement shall also terminate immediately upon the death of the Employee. Notice of termination by either the Company or the Employee shall be given in writing and shall specify the basis for termination and the effective date of termination.

(c)           Effect of Termination.   Upon termination of the Employee's employment hereunder, the Company and its Affiliates shall have no further obligation to the Employee or the Employee's estate with respect to this Agreement, except for payment of salary and bonus amounts, if any, accrued pursuant to Section 3(a) or 3(b) hereof and unpaid at the Termination Date, and termination payments, if any, set forth in Section 4(e) or 4(f) hereof, as applicable, subject to the provisions of Section 11 hereof. Neither Section 4(e) nor 4(f) applies to a Termination due to the Employee's Disability or death. Nothing contained herein shall limit or impinge any other rights or remedies of the Company, its Affiliates or the Employee under any other agreement or plan to which the Employee is a party or of which the Employee is a beneficiary.

(d)           Survival.  The covenants of the Employee in Sections 5, 6, 7, 8 and 9 hereof shall survive the termination of the Employee's employment hereunder and shall not be extinguished thereby.

(e)           Certain Terminations not in Connection with a Change in Control.  If either the Company terminates the Employee's employment without Cause or the Employee terminates the Employee's employment for Good Reason, and in either event a Change in Control has not occurred within the one year preceding the termination of employment and does not occur within ninety (90) days after the termination of employment, the Company shall be obligated to continue to pay the Employee the Employee's annual base salary at the time of termination of employment for one (1) year after termination of employment. Payments made under this Section 4(e) shall be paid as a salary continuation on the same schedule that applied while the Employee was employed, provided, however, that no payment hereunder shall be paid until sixty (60) days after the Employee's termination of employment, at which time the Employee shall be paid a lump sum equal to the payments accumulated to such date, and thereafter payment of the unpaid balance shall continue on what would have otherwise been the original payment schedule for such unpaid balance. Notwithstanding the foregoing, if the payment of severance hereunder would fail to meet the requirements of Section 409A(a)(l) of the Internal Revenue Code because the Employee is a "specified employee" (within the meaning of Section 409A of the Internal Revenue Code), no payment hereunder shall be made until six months after the Employee's termination of employment, at which time the Employee shall be paid a lump sum equal to what would otherwise have been the first six months' of such payments, and thereafter payment of the unpaid balance shall continue on what would otherwise have been the original payment schedule for such unpaid balance.

(f)           Certain Terminations in Connection with a Change in Control.  If, within ninety (90) days preceding or within one year following a Change in Control, either the Company terminates the Employee's employment without Cause or the Employee terminates the Employee's employment for Good Reason, the Company shall be obligated to pay the Employee an amount equal to whichever of the following results in the Employee receiving a larger after tax amount: (i) one (1) times the Employee's annual base salary at the time of termination of employment or (ii) if less than one (1) times the Employee's annual base salary at the time of termination of employment, then the largest amount that could be paid to the Employee, which will not result in a nondeductible "parachute payment" under Section 280G of the Internal Revenue Code. Payments made under this Section 4(f) shall be paid as a salary continuation on the same schedule that applied while the Employee was employed, provided, however, that no payment hereunder shall be paid until sixty (60) days after the Employee's termination of employment, at which time the Employee shall be paid a lump sum equal to the payments accumulated to such date, and thereafter payment of the unpaid balance shall continue on what would have otherwise been the original payment schedule for such unpaid balance. Notwithstanding the foregoing, if the payment of severance hereunder would fail to meet the requirements of Section 409A(a)(l) of the Internal Revenue Code because the Employee is a "specified employee" (within the meaning of Section 409A of the Internal Revenue Code), no payment hereunder shall be made until six months after the Employee's termination of employment, at which time the Employee shall be paid a lump sum equal to what would otherwise have been the first six months' of such payments, and thereafter payment of the unpaid balance shall continue on what would otherwise have been the original payment schedule for such unpaid balance.

(g)           Notwithstanding any other provision hereof, the Company's obligation to pay the severance benefit set forth in Section 4(e) or 4(f), if applicable, will be contingent upon the Employee executing and providing to the Company (and not revoking within the revocation period, if any, provided pursuant to the applicable release agreement) the form of release agreement attached hereto as Exhibit A, Exhibit B, or Exhibit C, whichever is determined by the Company to be appropriate. The Employee shall execute the release within such period as is provided for in the applicable release agreement, following the Company's provision of such release agreement to the Employee in connection with the Employee's termination of employment.

5.           Agreement Not to Compete and Not to Solicit Customers.

(a)           Agreement Not to Compete. The Employee agrees that commencing on the Commencement Date and continuing through the Applicable Period, the Employee will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the Area, either directly or indirectly, on the Employee's own behalf, or in the service of or on behalf of others, provide services of a similar type or nature as the Employee performs for the Company to any Competing Business. For purposes of this Section 5, the Employee acknowledges and agrees that the Business of the Company is conducted in the Area.

(b)           Agreement Not to Solicit Customers. The Employee further agrees that beginning on the Commencement Date and throughout the Applicable Period within the Area, the Employee will not, directly or indirectly, on the Employee's own behalf, or on behalf of any third party, entity or business, divert, solicit, or attempt to divert or solicit to a Competing Business for the purpose of providing products or services in competition with the Business of the Company to any individual or entity (a) who is a Customer at any time during the last twelve (12)-month period of the Employee's employment with the Company, or who was within such period a Prospective Customer, and (b) in either case, with whom the Employee had material contact on the Company's or an Affiliate's behalf. For purposes of this Agreement, "material contact" exists between the Employee and each Customer or actively sought Prospective Customer (i) with whom the Employee dealt on behalf of Company or an Affiliate; (ii) whose dealings with Company or an Affiliate were coordinated or supervised by the Employee; or (iii) about whom the Employee obtained Confidential Information in the course of the Employee's providing services to Company or an Affiliate. For purposes of this Agreement, "Customer" means any individual or entity from whom the Company or an Affiliate has solicited sales or provided targeted marketing or other services, and a "Prospective Customer" means any individual or entity the Company or an Affiliate has identified as a potential Customer as part of any long-term or strategic plan.

6.           Agreement Not to Solicit Employees.

The Employee agrees that commencing on the Commencement Date and continuing through the Applicable Period, the Employee will not, either directly or indirectly, on the Employee's own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, to any Competing Business in the Area any person employed by the Company or an Affiliate with whom the Employee has had material contact during the Employee's employment, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

7.           Ownership and Protection of Proprietary Information.

(a)           Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Employee while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to the Employee by the Company, the Employee will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Employee to lose its character or cease to qualify as Confidential Information or Trade Secrets.

(b)           Return of Company Property. Upon request by the Company, and in any event upon termination of the employment of the Employee with the Company for any reason, as a prior condition to receiving any final compensation hereunder (including payments pursuant to Section 4(e) or 4(f) hereof), the Employee will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Employee's custody, control or possession.

(c)           Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Employee prior to or after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Employee for a period of two (2) years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Employee following termination of this Agreement for so long as permitted by the Georgia Trade Secrets Act of 1990, a.c.G.A. § 10-1760, et seq. and as amended hereafter.

8.           Inventions.

(a)           Company Inventions. The Employee agrees that all Company Inventions conceived or first reduced to practice by the Employee during the Term or prior to the Term while an employee of or consultant of the Company, and all patent rights and copyrights to such Company Inventions shall become and remain the property of the Company, and the Employee hereby irrevocably and unconditionally sells, transfers, conveys, assigns and delivers to Company (a) Employee's entire worldwide right, title and interest in and to the Company Inventions, any continuations, continuations-in-part, divisionals, reissues, re-exams, or extensions thereof; together with the right to sue for and recover and retain damages with respect to past infringements of the Company Inventions by third parties, both foreign and domestic, the same to be held and enjoyed by Company for the Company's own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives as fully and entirely as the same would have been held and enjoyed by Employee if this assignment had not been made, (b) all applications for industrial property protection, including, without limitation, all applications for patents, utility models and designs which may heretofore have been filed or may hereafter be filed for said inventions in any country, together with the right to file such applications and the right to claim the same priority rights derived from said patent applications under the patent laws of the United States, the International Convention for the Protection of Industrial Property, or any international agreement or the domestic laws of the country in which any such application is filed, as may be applicable, and (c) all forms of industrial property protection, including, without limitation, patents, utility models and designs which may heretofore have been granted or may hereafter be granted for said inventions in any country and all extensions, renewals and reissues thereof. If the Employee conceives an Invention during the Term of this Agreement for which there is a reasonable basis to believe that the conceived Invention is a Company Invention, the Employee shall promptly provide a written description of the conceived Invention to the Company adequate to allow evaluation thereof for a determination by the Company as to whether the Invention is a Company Invention. Notwithstanding the foregoing, the provisions of this Section 8(a) shall not apply to any Invention that the Employee may develop without using the Company's equipment, supplies, facilities, or trade secret information, except for any Inventions that either (i) relate at the time of conception or reduction to practice of the Invention to the Business of the Company, or to actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by the Employee for the Company.

(b)           Prior Inventions. If prior to the Commencement Date the Employee conceived any Invention or acquired any ownership interest in any Invention which (i) is the property of the Employee, or of which the Employee is a joint owner with another person or entity, (ii) is not described in any issued patent as of the Commencement Date, and (iii) would be a Company Invention if such Invention were made during the Term of this Agreement, then (A) with respect to any such Invention described in Exhibit D attached hereto, the Employee hereby agrees that such written description (but no rights to the Invention) is and shall remain the property of the Company and (B) with respect to any such Invention not described in Exhibit D attached hereto, the Employee hereby grants to the Company a nonexclusive, paid up, royalty-free license to use and practice such Invention, including a license under all patents to issue in any country which pertain to such Invention.

(c)           Prior Patents. The Employee represents to the Company that the Employee owns or has rights to no patents or copyrights, individually or jointly with others, except those described in Exhibit D attached hereto.

(d)           Patent Applications. The Employee agrees that should the Company elect to file an application for patent protection, either in the United States or in any foreign country, on a Company Invention of which the Employee was an inventor, the Employee for the Employee and the Employee's successors, heirs and assigns, but at Company's expense, shall execute all applications, amended specifications, deeds or other instruments, and to do all acts necessary or proper to secure the grant of Letters Patent in the United States and in all other countries to the Company, with specifications and claims in such form as shall be approved by the counsel of the Company and to vest and confirm in Company its successors and assigns, the legal title to all such patents. The Employee further agrees to cooperate with any attorneys or other persons designated by the Company by explaining the nature of any Company Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation reasonably required for orderly prosecution of such patent applications; provided, however, that if the Employee is required to provide such assistance after the Employee has left employment with the Company, the Company shall pay the Employee an hourly rate for the Employee's assistance, which shall be determined by converting the Employee's annual salary as in effect upon termination of the Employee's employment with the Company into an hourly rate of pay. The Company shall be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Company Inventions filed by the Company. Employee agrees, and Employee further authorizes and grants a limited power of attorney to the Company or its designee, to execute on Employee's behalf any documents necessary to evidence the assignments granted herein for the United States or any other country without further notice to Employee.

9.           Copyrights.

(a)           Ownership and Assignment. The Employee acknowledges and agrees that any Works created by the Employee in the course of the Employee's employment during the Term or prior to the Term while an employee of or consultant to the Company, are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code, and that all right, title and interest to copyrights in all Works which have been or will be prepared by the Employee within the scope of the Employee's employment hereunder shall be the property of the Company. The Employee further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to any Works, the Employee hereby assigns to the Company all right, title and interest to copyrights which the Employee may have in such Works, including the right to sue for and recover and retain damages with respect to past infringement.

(b)           Registration. The Employee agrees to disclose to the Company all Works referred to in the immediately preceding paragraph and execute and deliver all applications for registration, registrations, and other documents relating to the copyrights to the Works and provide such additional assistance, as the Company may deem necessary and desirable to secure the Company's title to the copyrights in the Works. The Company shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

(c)           Prior Works. The Employee claims no ownership rights in any Works, except as described in Exhibit D attached hereto.

10.   Contracts or Other Agreements with Former Employer or Business.

The Employee hereby represents and warrants that the Employee is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Employee has been associated, which on its face prohibits the Employee during a period of time which extends through the Commencement Date from any of the following: (i) competing with, or in any way participating in a business which competes with the Employee's former employer or business; (ii) soliciting personnel of such former employer or business to leave such former employer's employment or to leave such business; or (iii) soliciting customers of such former employer or business on behalf of another business. The Employee hereby further represents and warrants that the Employee has not executed any agreement with any other party which, on its face, purports to require the Employee to assign any Work or any Invention created, conceived or first reduced to practice by the Employee during a period of time which extends through the Commencement Date except as previously disclosed in writing to the Company.

11.           Remedies.

(a)           The Employee agrees that the covenants and agreements contained in Sections 5, 6, 7, 8 and 9 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that the Employee has access to and knowledge of the Company's business and financial plans; that irreparable loss and damage will be suffered by the Company should the Employee breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Employee of any of such covenants or agreements.

(b)           In addition to any other rights the Company may have pursuant to this Agreement, if the Employee engages in or provides managerial, supervisory, sales, marketing, financial, management information, administrative or consulting services or assistance (collectively "Prohibited Services") to, or owns (other than ownership of less than five percent (5%) of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System) a beneficial or legal interest in, any Competing Business within the Area during the Applicable Period, the Employee will forfeit any amounts owed to the Employee under Section 4(e) or 4(f), as applicable, which have not been paid to the Employee by the Company and the Employee shall immediately repay to the Company all amounts previously paid to the Employee pursuant to Section 4(e) or 4(f), as applicable.

12.           No Set-Off.

The existence of any claim, demand, action or cause of action by the Employee against the Company, or any Affiliate, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company or any Affiliate against the Employee, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employee of any of the Employee's rights hereunder.

13.           Notice.

All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

If to the Company:	Theragenics Corporation
5203 Bristol Industrial Way Buford, Georgia 30518
Attn: Chief Financial Officer

If to the Employee:	The most recent address that the Company
has on file for the Employee.

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

14.           Miscellaneous.

(a)           Assignment. Neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.

(b)           Waiver. The waiver by the Company of any breach of this Agreement by the Employee shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

(c)           Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in Atlanta, Georgia, with the Company bearing responsibility for the filing costs charged by the AAA for such arbitration. However the provisions of this Section will not prevent the Company from instituting an action in a court of law under this Agreement for specific performance of this Agreement or temporary or permanent injunctive relief as provided in Section 11 hereof. The parties hereto agree that the exclusive venue for any such lawsuit will be Gwinnett County, Georgia and the Employee consents to the exercise of personal jurisdiction by the Superior Court of Gwinnett County for the purposes of such lawsuit.

Any party who desires to submit a claim to arbitration in accordance with this Section shall file its demand for arbitration with AAA within thirty (30) days of the event or incident giving rise to the claim. A copy of said demand shall be served on the other party in accordance with the notice provisions in Section 13 of this Agreement. The parties agree that they shall attempt in good faith to select an arbitrator by mutual agreement within twenty (20) days after the responding party's receipt of the demand for arbitration. If the parties do not agree on the selection of an arbitrator within that timeframe, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. If the Employee prevails in the dispute, the Company will pay and be financially responsible for all costs, expenses, reasonable attorneys' fees and reasonable expenses of the arbitrator incurred by the Employee (or the Employee's estate in the event of the Employee's death) in connection with the dispute. Any award rendered by the arbitrator shall be accompanied by a written opinion providing the reasons for the award.

By initialing below, the Company and the Employee indicate their agreement to this Section 14(c).

By the Company:/s/ BWS          (initials of Company representative)
By Employee:     /s/ ML              (initials of Employee)

The arbitrator's award shall be final and non-appealable. Nothing in this Subsection shall prevent the parties from settling any dispute or controversy by mutual agreement at any time.

(d)           Applicable Law. This Agreement shall be construed and enforced under and in accordance with the laws of the State of Georgia.

(e)           Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

(f)           Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

(g)           Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

(h)           Captions and Section Headings. Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

IN WITNESS WHEREOF, the Company and the Employee have each executed and delivered this Agreement as of the date first shown above.

THE COMPANY:

GALT MEDICAL CORP.

By: /s/ Bruce W. Smith

Title: Assistant Secretary

ATTEST:

/s/ Lisa A. Rassel

Title: Notary Public

(CORPORATE SEAL)

THE EMPLOYEE:

/s/ Michael Lang

Employee
Under 40

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (this "Agreement") is made this __ day of      by Galt Medical Corp. (the "Employer") and_______________________(the "Employee").

Introduction

Employee and the Employer entered into an Employment Agreement dated ______ (the "Severance Agreement") which provides certain severance benefits.

The Severance Agreement requires that as a condition to the payment of severance benefits under the Severance Agreement (the "Severance Benefits"), the Employee must provide a release and agree to certain other conditions.

NOW, THEREFORE, the parties agree as follows:

1.
The effective date of this Agreement shall be the date on which Employee signs this Agreement ("the Effective Date"), at which time this Agreement shall be fully effective and enforceable. Employee has been offered twenty-one (21) days from receipt of this Agreement within which to consider this Agreement. Employee understands that the Employee may sign this Agreement at any time before the expiration of the twenty-one (21) day review. To the degree Employee chooses not to wait twenty-one (21) days to execute this Agreement, it is because Employee freely and unilaterally chooses to execute this Agreement before that time.

2.	In exchange for Employee's execution of this Agreement and in full and complete settlement of any and all claims, the Employer will provide Employee with the Severance Benefits.

3.
The release given by Employee in this Agreement is given solely in exchange for the consideration set forth in this Agreement and such consideration is in addition to anything of value that Employee was entitled to receive prior to entering into this Agreement.

Employee has been advised to consult an attorney prior to entering into this Agreement.

By entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed.

4.
This Agreement shall in no way be construed as an admission by the Employer that it has acted wrongfully with respect to Employee or any other person or that Employee has any rights whatsoever against the Employer. The Employer specifically disclaims any liability to or wrongful acts against Employee or any other person on the part of itself, its employees or its agents.

5.
As a material inducement to the Employer to enter into this Agreement, Employee hereby irrevocably releases the Employer and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, and affiliates (and agents, directors, officers, employees, representatives and attorneys of such affiliates) of the Employer, and all persons acting by, through, under or in concert with them (collectively "Releasees"), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Employer's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination); (2) the Employee Retirement Income Security Act ("ERISA"); (3) 42 U.S.C. § 1981 (discrimination); (4) the Americans with Disabilities Act (disability discrimination); (5) the Equal Pay Act; (6) Executive Order 11246 (race, color, religion, sex, and national origin discrimination); (7) Executive Order 11141 (age discrimination); (8) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (9) negligence; (10) negligent hiring and/or negligent retention; (11) intentional or negligent infliction of emotional distress or outrage; (12) defamation; (13) interference with employment; (14) wrongful discharge; (15) invasion of privacy; or (16) violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States ("Claim" or "Claims"), which Employee now has, or claims to have, or which Employee at any time heretofore had, or claimed to have, or which Employee at any time hereinafter may have, or claim to have, against each or any of the Releasees, in each case as to acts or omissions by each or any of the Releasees occurring up to and including the Effective Date. Employee covenants and agrees not to institute, or participate in any way in anyone else's actions involved in instituting any action against any of the Releasees with respect to any Claim released herein.

Notwithstanding the foregoing, this Agreement shall not release any claims the Employee has (i) to any unpaid benefits under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) to Employee's right to exercise vested stock options, if any, pursuant to any stock option agreements provided by the Employer to Employee, or (iii) under the Stock Purchase Agreement (and its exhibits) identified in the introduction to the Severance Agreement.

6.
The Employer and Employee agree that the terms of this Agreement shall be final and binding and that this Agreement shall be interpreted, enforced and governed under the laws of the State of Georgia. The provisions of this Agreement can be severed, and if any part of this Agreement is found to be unenforceable, the remainder of this Agreement will continue to be valid and effective.

7.
This Agreement sets forth the entire agreement between the Employer and Employee and fully supersedes any and all prior agreements or understandings, written and/or oral, between the Employer and Employee pertaining to the subject matter of this Agreement.

8.	Employee is solely responsible for the payment of any fees incurred as the result of an attorney reviewing this agreement.

Your signature below indicates your understanding and agreement with all of the terms in this Agreement.

Please take this Agreement home and carefully consider all of its provisions before signing it. Again, you are free and encouraged to discuss the contents and advisability of signing this Agreement with an attorney of your choosing.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. YOU ARE STRONGLY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS DOCUMENT.

IN WITNESS WHEREOF, Employee and Employer have executed this Agreement effective as of the date first written above.

EMPLOYEE

Print Name

Signature

Date Signed

GALT MEDICAL CORP.

By: _________________________

Title: ________________________

Employee
40 and over

EXHIBIT B

RELEASE AGREEMENT

This Release Agreement (this "Agreement") is made this _____ day of______________ by Galt Medical Corp. (the "Employer") and ______________________________________ (the "Employee").

Introduction

Employee and the Employer entered into an Employment Agreement dated __________________ (the "Severance Agreement") which provides certain severance benefits.

The Severance Agreement requires that as a condition to the payment of severance benefits under the Severance Agreement (the "Severance Benefits"), the Employee must provide a release and agree to certain other conditions.

NOW, THEREFORE, the parties agree as follows:

1.
Employee has been offered twenty-one (21) days from receipt of this Agreement within which to consider this Agreement. The effective date of this Agreement shall be the date eight (8) days after the date on which Employee signs this Agreement ("the Effective Date"). For a period of seven (7) days following Employee's execution of this Agreement, Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until such seven. (7) day period has expired. Employee must communicate the desire to revoke this Agreement in writing. Employee understands that the Employee may sign the Agreement at any time before the expiration of the twenty-one (21) day review period. To the degree Employee chooses not to wait twenty-one (21) days to execute this Agreement, it is because Employee freely and unilaterally chooses to execute this Agreement before that time. Employee's signing of the Agreement triggers the commencement of the seven (7) day revocation period.

2.	In exchange for Employee's execution of this Agreement and in full and complete settlement of any and all claims, the Employer will provide Employee with the Severance Benefits.

3.
Employee acknowledges and agrees that this Agreement is in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth in this Agreement shall be applicable, without limitation, to any claims brought under these Acts.

The release given by Employee in this Agreement is given solely in exchange for the consideration set forth in this Agreement and such consideration is in addition to anything of value that Employee was entitled to receive prior to entering into this Agreement.

Employee has been advised to consult an attorney prior to entering into this Agreement, and this provision of the Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Employee be so advised in writing.

By entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed.

4.
This Agreement shall in no way be construed as an admission by the Employer that it has acted wrongfully with respect to Employee or any other person or that Employee has any rights whatsoever against the Employer. The Employer specifically disclaims any liability to or wrongful acts against Employee or any other person on the part of itself, its employees or its agents.

5.
As a material inducement to the Employer to enter into this Agreement, Employee hereby irrevocably releases the Employer and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, and affiliates (and agents, directors, officers, employees, representatives and attorneys of such affiliates) of the Employer, and all persons acting by, through, under or in concert with them (collectively "Releasees"), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Employer's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination); (2) the Employee Retirement Income Security Act ("ERISA"); (3) 42 U.S.C. § 1981 (discrimination); (4) the Americans with Disabilities Act (disability discrimination); (5) the Age Discrimination in Employment Act; (6) the Older Workers Benefit Protection Act; (7) the Equal Pay Act; (8) Executive Order 11246 (race, color, religion, sex, and national origin discrimination); (9) Executive Order 11141 (age discrimination); (10) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (11) negligence; (12) negligent hiring and/or negligent retention; (13) intentional or negligent infliction of emotional distress or outrage; (14) defamation; (15) interference with employment; (16) wrongful discharge; (17) invasion of privacy; or (18) violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States ("Claim" or "Claims"), which Employee now has, or claims to have, or which Employee at any time heretofore had, or claimed to have, or which Employee at any time hereinafter may have, or claim to have, against each or any of the Releasees, in each case as to acts or omissions by each or any of the Releasees occurring up to and including the Effective Date. Employee covenants and agrees not to institute, or participate in any way in anyone else's actions involved in instituting, any action against any of the Releasees with respect to any Claim released herein.

Notwithstanding the foregoing, this Agreement shall not release any claims the Employee has (i) to any unpaid benefits under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) to Employee's right to exercise vested stock options, if any, pursuant to any stock option agreements provided by the Employer to Employee, or (iii) under the Stock Purchase Agreement (and its exhibits) identified in the introduction to the Severance Agreement.

6.
The Employer and Employee agree that the terms of this Agreement shall be final and binding and that this Agreement shall be interpreted, enforced and governed under the laws of the State of Georgia. The provisions of this Agreement can be severed, and if any part of this Agreement is found to be unenforceable, the remainder of this Agreement will continue to be valid and effective.

7.
This Agreement sets forth the entire agreement between the Employer and Employee and fully supersedes any and all prior agreements or understandings, written and/or oral, between the Employer and Employee pertaining to the subject matter of this Agreement.

8.	Employee is solely responsible for the payment of any fees incurred as the result of an attorney reviewing this agreement.

Your signature below indicates your understanding and agreement with all of the terms in this Agreement.

Please take this Agreement home and carefully consider all of its provisions before signing it. You may take up to twenty-one (21) days to decide whether you want to accept and sign this Agreement. Also, if you sign this Agreement, you will then have an additional seven (7) days in which to revoke your acceptance of this Agreement after you have signed it. This Agreement will not be effective or enforceable, nor will any consideration be paid, until after the seven (7) day revocation period has expired. Again, you are free and encouraged to discuss the contents and advisability of signing this Agreement with an attorney of your choosing.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. YOU ARE STRONGLY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS DOCUMENT.

IN WITNESS WHEREOF, Employee and Employer have executed this Agreement effective as of the date first written above.

EMPLOYEE

Print Name

Signature

Date Signed

GALT MEDICAL CORP.

By: __________________________

Title: _________________________

Employee 40 and over
Group of terminations

EXHIBIT C

RELEASE AGREEMENT

This Release Agreement (this "Agreement") is made this _______day of_____________ by Galt Medical Corp. (the "Employer") and ___________________________________(the "Employee").

Introduction

Employee and the Employer entered into an Employment Agreement dated ______________ (the "Severance Agreement") which provides certain severance benefits.

The Severance Agreement requires that as a condition to the payment of severance benefits under the Severance Agreement (the "Severance Benefits"), the Employee must provide a release and agree to certain other conditions.

NOW, THEREFORE, the parties agree as follows:

1.
Employee has been offered forty-five (45) days from receipt of this Agreement within which to consider this Agreement. The effective date of this Agreement shall be the date eight (8) days after the date on which Employee signs this Agreement ("the Effective Date"). For a period of seven (7) days following Employee's execution of this Agreement, Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until such seven (7) day period has expired. Employee must communicate the desire to revoke this Agreement in writing. Employee understands that the Employee may sign the Agreement at any time before the expiration of the forty-five (45) day review period. To the degree Employee chooses not to wait forty-five (45) days to execute this Agreement, it is because Employee freely and unilaterally chooses to execute this Agreement before that time. Employee's signing of the Agreement triggers the commencement of the seven (7) day revocation period.

2.	In exchange for Employee's execution of this Agreement and in full and complete settlement of any and all claims, the Employer will provide Employee with the Severance Benefits.

3.
Employee acknowledges and agrees that this Agreement is in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth in this Agreement shall be applicable, without limitation, to any claims brought under these Acts.

The release given by Employee in this Agreement is given solely in exchange for the consideration set forth in this Agreement and such consideration is in addition to anything of value that Employee was entitled to receive prior to entering into this Agreement.

Employee has been advised to consult an attorney prior to entering into this Agreement, and this provision of the Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Employee be so advised in writing.

By entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed.

4.	The Employer has _______________________________________________________________________________________________

[Employer to describe class, unit, or group of individuals covered by termination program, any eligibility factors, and time limits applicable] and such employees comprise the "Decisional Unit." Attached as "Attachment 1" to this Agreement is a list of ages and job titles of persons in the Decisional Unit who were and who were not selected for termination and the offer of consideration for signing the Agreement.

5.
This Agreement shall in no way be construed as an admission by the Employer that it has acted wrongfully with respect to Employee or any other person or that Employee has any rights whatsoever against the Employer. The Employer specifically disclaims any liability to or wrongful acts against Employee or any other person on the part of itself, its employees or its agents.

6.
As a material inducement to the Employer to enter into this Agreement, Employee hereby irrevocably releases the Employer and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, and affiliates (and agents, directors, officers, employees, representatives and. attorneys of such affiliates) of the Employer, and all persons acting by, through, under or in concert with them (collectively "Releasees"), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Employer's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination); (2) the Employee Retirement Income Security Act ("ERISA"); (3) 42 U.S.C. § 1981 (discrimination); (4) the Americans with Disabilities Act (disability discrimination); (5) the Age Discrimination in Employment Act; (6) the Older Workers Benefit Protection Act; (7) the Equal Pay Act; (8) Executive Order 11246 (race, color, religion, sex, and national origin discrimination); (9) Executive Order 11141 (age discrimination); (10) Section 503 of the Rehabilitation Act. of 1973 (disability discrimination); (11) negligence; (12) negligent hiring and/or negligent retention; (13) intentional or negligent infliction of emotional distress or outrage; (14) defamation; (15) interference with employment; (16) wrongful discharge; (17) invasion of privacy; or (18) violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States ("Claim" or "Claims"), which Employee now has, or claims to have, or which Employee at any time heretofore had, or claimed to have, or which Employee at any time hereinafter may have, or claim to have, against each or any of the Releasees, in each case as to acts or omissions by each or any of the Releasees occurring up to and including the Effective Date. Employee covenants and agrees not to institute, or participate in any way in anyone else's actions involved in instituting, any action against any of the Releasees with respect to any Claim released herein.

Notwithstanding the foregoing, this Agreement shall not release any claims the Employee has (i) to any unpaid benefits under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) to Employee's right to exercise vested stock options, if any, pursuant to any stock option agreements provided by the Employer to Employee, or (iii) under the Stock Purchase Agreement (and its exhibits) identified in the introduction to the Severance Agreement.

7.
The Employer and Employee agree that the terms of this Agreement shall be final and binding and that this Agreement shall be interpreted, enforced and governed under the laws of the State of Georgia. The provisions of this Agreement can be severed, and if any part of this Agreement is found to be unenforceable, the remainder of this Agreement will continue to be valid and effective.

8.
This Agreement sets forth the entire agreement between the Employer and Employee and fully supersedes any and all prior agreements or understandings, written and/or oral, between the Employer and Employee pertaining to the subject matter of this Agreement.

9.	Employee is solely responsible for the payment of any fees incurred as the result of an attorney reviewing this agreement.

Your signature below indicates your understanding and agreement with all of the terms in this Agreement.

Please take this Agreement home and carefully consider all of its provisions before signing it. You may take up to forty-five (45) days to decide whether you want to accept and sign this Agreement. Also, if you sign this Agreement, you will then have an additional seven (7) days in which to revoke your acceptance of this Agreement after you have signed it. This Agreement will not be effective or enforceable, nor will any consideration be paid, until after the seven (7) day revocation period has expired. Again, you are free and encouraged to discuss the contents and advisability of signing this Agreement with an attorney of your choosing.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. YOU ARE STRONGLY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS DOCUMENT.

IN WITNESS WHEREOF, Employee and Employer have executed this Agreement effective as of the date first written above.

EMPLOYEE

Print Name

Signature

Date Signed

GALT MEDICAL CORP.

By: __________________________

Title: _________________________

ATTACHMENT I

Employees Comprising the "Decisional Unit"

Job Title:	Age:	Participating:	Not Participating:

Exhibit D

Inventions, Patents and Copyrights

1.	Previously Conceived Inventions

[DESCRIBE ANY INVENTIONS WHICH THE EMPLOYEE DEVELOPED OR HAS AN OWNERSHIP INTEREST IN. IF NONE, INSERT ''NONE''. _Note: With respect to any such Inventions not described herein, the Company shall have a nonexclusive, paid up, royalty-free license to use and practice such Invention, including a license under all patents to issue in any country which pertain to such Invention.]

2.	Patents
[LIST OR DESCRIBE ALL PATENTS WHICH THE EMPLOYEE OWNS INDIVIDUALLY, WITH OTHERS, OR FOR WHICH APPLICATIONS ARE PENDING. IF NONE, INSERT ''NONE''.]

3.	Copyrights
[DESCRIBE ANY WORKS FOR WHICH THE EMPLOYEE CLAIMS THE COPYRIGHT EITHER INDIVIDUALLY OR WITH OTHERS. IF NONE, INSERT ''NONE''.]